Exhibit 99.1

TD Holdings, Inc. Has Regained Compliance with Nasdaq’s Minimum Bid Price Requirement

SHENZHEN, China, September 1, 2022 /PRNewswire/ -- TD Holdings, Inc. (Nasdaq: GLG) (the “Company”), a commodities trading service provider in China, today announced that it has received a notification letter (the “Compliance Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market Inc. (“Nasdaq”) dated August 31, 2022, informing the Company that it has regained compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

As previously announced, the Company received a notification letter (the “Deficiency Notice”) from the Nasdaq dated September 1, 2021 indicating that the closing bid price for the Company’s common stock was below the minimum bid price of $1.00 required for continued listing under the Nasdaq Listing Rule 5550(a)(2) for 30 consecutive business days. According to the Deficiency Notice, if at any time during the 180-day compliance period, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, the Nasdaq will provide the Company written confirmation of compliance and the matter will be closed. According to the Compliance Notice, the closing bid price of the Company’s common stock has been at $1.00 per common stock or greater for 10 consecutive business days from August 17, 2022, and the Company has regained compliance with the Minimum Bid Price Requirement and the matter is closed.

About TD Holdings, Inc.

TD Holdings, Inc. is a service provider currently engaging in commodities trading business and supply chain service business in China. Its commodities trading business primarily involves purchasing non-ferrous metal product from upstream metal and mineral suppliers and then selling to downstream customers. Its supply chain service business primarily has served as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading. For more information, please visit http://ir.tdglg.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of TD Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on the Company’s operations, the demand for the Company’s products and services, global supply chains and economic activity in general. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Ascent Investor Relations LLC

Ms. Tina Xiao

Email: tina.xiao@ascent-ir.com

Tel: +1 917 609 0333